UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2022

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8377 East Hartford Drive, Suite 100

Scottsdale, AZ 85255

(Address of Principal Executive Offices, Including Zip Code)

(480) 256-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

STORE Capital Corporation, a Maryland corporation (the “Company”), held a special meeting of stockholders virtually on December 9, 2022 at 8:00 a.m., Scottsdale, Arizona time (the “Special Meeting”). At the Special Meeting, holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), voted on two proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 15, 2022, as may be amended from time to time, among the Company, Ivory Parent, LLC, a Delaware limited liability company, and Ivory REIT, LLC, a Delaware limited liability company (“Merger Sub”), each of which is described in further detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission and first mailed to the Company’s stockholders on or about November 4, 2022. The Merger Agreement provides for the merger of the Company with and into Merger Sub, with Merger Sub surviving the merger (the “Merger”).

As of the close of business on October 24, 2022, the record date for the Special Meeting, there were 282,685,797 shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each share of Common Stock was entitled to one vote with respect to each proposal at the Special Meeting. A total of 209,615,696 shares of Common Stock were voted virtually or by proxy, representing 74.15% of the votes entitled to be cast at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. At the Special Meeting, the Company’s common stockholders were asked to consider and vote on the following matters:

•	a proposal to approve the Merger as contemplated by the Merger Agreement (the “Merger Proposal”); and

•

a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”).

At the Special Meeting, the Company’s common stockholders approved the Merger Proposal, but did not approve the Advisory Compensation Proposal. In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment of the Special Meeting for the purpose of soliciting additional proxies if there were not sufficient votes at the Special Meeting to approve the Merger Proposal. As there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal, the adjournment of the Special Meeting to solicit additional proxies for such purpose was unnecessary and such proposal was not submitted to the Company’s common stockholders for approval at the Special Meeting.

The final voting results for each proposal are set forth below.

1.     Merger Proposal. At the Special Meeting, the Merger Proposal was approved, having received “for” votes from holders of a majority of the outstanding shares of Common Stock entitled to vote on the Merger Proposal at the Special Meeting. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
206,586,132	1,343,846	1,685,718

2.     Advisory Compensation Proposal. At the Special Meeting, the Advisory Compensation Proposal was not approved, having not received “for” votes from a majority of the votes cast on the proposal at the Special Meeting. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
64,474,729	141,045,428	4,095,539

Because none of the proposals before the Special Meeting were “routine” matters, no broker non-votes occurred in connection with these proposals at the Special Meeting.

The Merger is expected to be completed in the first quarter of 2023, subject to the satisfaction of customary closing conditions.

Item 8.01	Other Events

On December 9, 2022, the Company issued a press release announcing the results of the voting at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release, issued December 9, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation
Dated: December 9, 2022

	By:	/s/ Chad A. Freed
Chad A. Freed
Executive Vice President – General Counsel